Exhibit 24
Power of Attorney
WHEREAS, Avery Dennison Corporation, a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended January 1, 2011; and
WHEREAS, the undersigned is a director of the Company.
NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Mitchell R. Butier and Susan C. Miller, and each of them, as attorneys-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to execute the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective February 25, 2011.

Signature	Title	Date

/s/ Dean A. Scarborough Dean A. Scarborough	Chairman, President and Chief Executive Officer	February 25, 2011

/s/ Bradley A. Alford Bradley A. Alford	Director	February 25, 2011

/s/ Peter K. Barker Peter K. Barker	Director	February 25, 2011

/s/ Rolf Börjesson Rolf Börjesson	Director	February 25, 2011

/s/ John T. Cardis	Director	February 25, 2011
John T. Cardis

/s/ Ken C. Hicks Ken C. Hicks	Director	February 25, 2011

Signature	Title	Date

/s/ Peter W. Mullin Peter W. Mullin	Director	February 25, 2011

/s/ David E. I. Pyott David E. I. Pyott	Director	February 25, 2011

/s/ Debra L. Reed Debra L. Reed	Director	February 25, 2011

/s/ Patrick T. Siewert Patrick T. Siewert	Director	February 25, 2011

/s/ Julia A. Stewart Julia A. Stewart	Director	February 25, 2011